Exhibit 99.1

CONTACTS:

Hilton	Blackstone
Linda Bain (linda.bain@hilton.com)	John Ford (ford@blackstone.com)
SVP - Global Communications	SVP -Corporate Communications
Tel: +1 310 205 4012 / Cell: +44 7974 229 247	Tel: +1 212 583 5559

Atish Shah (atish_shah@hilton.com)	Steve Lipin / Mike Buckley
VP - Investor Relations	Brunswick Group
Tel: +1 310 205 8664	Tel: +1 212 333 3810

HILTON HOTELS CORPORATION TO BE ACQUIRED
BY BLACKSTONE INVESTMENT FUNDS

BEVERLY HILLS, Calif.,  July 3 2007, Hilton Hotels Corporation (NYSE: HLT) announced today that it has entered into a definitive merger agreement with The Blackstone Group’s (NYSE: BX) real estate and corporate private equity funds in an all-cash transaction valued at approximately $26 billion.  Under the terms of the agreement, Blackstone will acquire all the outstanding common stock of Hilton for $47.50 per share.  The price represents a premium of 40% over yesterday’s closing stock price.

Hilton’s Board of Directors approved the transaction today.  It is anticipated that the transaction will close during the fourth quarter of 2007; completion is subject to the approval of Hilton’s shareholders, as well as other customary closing conditions.  A special shareholders meeting will be scheduled at a later date.

The acquisition brings together a leading global hospitality company with Blackstone’s extensive portfolio of hotels and resorts.  Blackstone currently owns more than 100,000 hotel rooms in the U.S. and Europe, ranging from limited service properties such as La Quinta Inns and Suites to LXR Luxury Resorts and Hotels.  The LXR collection includes such upscale properties as The Boulders Resort and Spa (Arizona), The El Conquistador Resort (Puerto Rico), The Boca Raton Resort and Club (Florida), The Golden Door Spa (San Diego), and The London NYC (New York).  Blackstone’s holdings complement Hilton’s unparalleled family of brands, which include Hilton, Conrad Hotels & Resorts, Doubletree, Embassy Suites, Hampton Inn, Hilton Garden Inn, Hilton Grand Vacations, Homewood Suites by Hilton, and The Waldorf=Astoria Collection.

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Hilton/Blackstone
2-2-2

Blackstone intends to invest in the Hilton properties and brands globally to enhance and grow the business for the benefit of owners, franchisees and customers.  Over the last fifteen years, Blackstone has been the largest private investor in hospitality worldwide and it has a strong track record of reinvesting in its hotel properties.  Blackstone has invested approximately $1 billion in redevelopment capital in its LXR properties over the last three years; it has also grown the La Quinta brand by approximately 45% since its acquisition in January 2006.

Stephen F. Bollenbach, Hilton’s co-chairman and chief executive officer, said: “Our priority has always been to maximize shareholder value.  Our Board of Directors concluded that this transaction provides compelling value for our shareholders with a significant premium.  We are delighted that a company with the resources and reputation of Blackstone fully appreciates the value inherent in our global presence, strong brands, industry leading marketing and technology programs, and unique portfolio of hotel properties.”

Jonathan Gray, Senior Managing Director, Blackstone, commented, “It is hard to imagine a better strategic fit for us than Hilton with its world-class people, brands and network of hotels.  This transaction is about building the premier global hospitality business.  We are committed to investing in the company and working with Hilton’s outstanding owners and franchisees to continue to grow and enhance the business.”

Michael Chae, Senior Managing Director, Blackstone, added: “Blackstone’s real estate and corporate private equity funds collaborated on the acquisition of Hilton, demonstrating Blackstone’s unique ability to undertake such a transaction.  We look forward to working with Hilton’s management team and employees to enhance the value of the company.”

Blackstone views Hilton as an important strategic investment; no significant divestitures are envisaged as a result of this transaction.

The transaction is not contingent on the receipt of financing.  Financing commitments have been provided by Bear Stearns, Bank of America, Deutsche Bank, Morgan Stanley and Goldman Sachs.  These institutions also served as financial advisors to Blackstone.  Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.  UBS Investment Bank and Moelis Advisors acted as financial advisors to Hilton, and Sullivan & Cromwell LLP acted as legal advisor to Hilton.

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Conference Call Information

Hilton Hotels Corporation will host a conference call with analysts Thursday, July 5th at 1:00 pm ET (10:00 am PT).  To access, dial 877-273-3815 (domestic) / 617-597-9368 (international) and enter passcode 89107020#.

The conference call will also be webcast simultaneously via Hilton’s investor relations website.  Investors wishing to access the call on the web should log on to www.hiltonworldwide.com, click the investor relations tab and click on the conference call link.

A replay of the call will be available by telephone until Thursday, July 12th at 8:30 pm ET (5:30 pm PT).  To access, dial 888-286-8010 (domestic) / 617-801-6888 (international) and passcode 13299515.  Additionally, a replay will be available indefinitely on Hiltonworldwide.com.

About Hilton

Hilton Hotels Corporation (NYSE:HLT) is the leading global hospitality company, with more than 2,800 hotels and 480,000 rooms in 76 countries and territories, including 100,000 team members worldwide.

The company owns, manages or franchises a hotel portfolio of some of the best known and highly regarded brands, including Hilton®, Conrad® Hotels & Resorts,  Doubletree®, Embassy Suites Hotels®, Hampton Inn®, Hampton Inn & Suites®, Hilton Garden Inn®, Hilton Grand Vacations™, Homewood Suites by Hilton® and The Waldorf=Astoria Collection®.

About Blackstone

The Blackstone Group (NYSE:BX) is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in Hilton filings with the Securities and Exchange Commission (SEC). Specifically, Hilton makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in the Hilton SEC reports or periodic reports, the proposed transactions described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Hilton and others related to the merger agreement; failure to obtain stockholder approval or any other failure to satisfy other conditions required to complete the merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the failure to obtain the necessary debt financing arrangements set forth in a commitment letter received in connection with the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and the impact of the substantial indebtedness incurred to finance the consummation of the merger.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hilton’s ability to control or predict.

Hilton undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”).  Stockholders are urged to read the proxy statement (and all amendments and supplements to it) and other materials that the Company may file with the SEC when they become available in their entirety, because they contain important information about the proposed transaction.  The final proxy statement will be mailed to the Company’s stockholders.  Stockholders will be able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to:  Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, CA, 90210, Attention:  Atish Shah, Investor Relations (Tel:  1 310 205 8664, Email: atish_shah@hilton.com).

Participants in the Solicitation

The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on February 28, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 12, 2007.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.